UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2014

AMERICAN ELECTRIC TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Florida	000-24575	59-3410234
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1250 Wood Branch Park Drive, Ste 600	77079
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 713-644-8182

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The voting results on the matters considered by the stockholders of American Electric Technologies, Inc., (“the Company”) at the Annual Meeting held on May 14, 2014 were as follows:

1.	To elect five members to the Company’s Board of Directors

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Edward L. Kuntz	5,063,161	5,571	1,951,646
J. Hoke Peacock II	4,598,409	470,323	1,951,646
Peter Menikoff	5,059,951	8,781	1,951,646
Neal Dikeman	5,063,231	5,501	1,951,646
Charles M. Dauber	5,062,421	6,311	1,951,646
Casey Crenshaw*	1,000,000	- 0 -	- 0 –

*	elected by written consent of the holder of the Company’s Series A Convertible Preferred Stock.

2.	To ratify the selection of the independent registered public accounting firm for the fiscal year ending December 31, 2014. There were no Broker Non-Votes.

Votes For	Votes Against	Votes Withheld
7,997,138	10,676	6,391

3.	To approve an amendment to the 2007 Employee Stock Incentive Plan:

Votes For	Votes Against	Votes Withheld	Broker Non-Votes
5,759,648	294,733	8,178	1,951,646

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN ELECTRIC TECHNOLOGIES, INC.

Date: May 15, 2014	By:	/s/ Andrew L. Puhala
Senior Vice President and CFO